Exhibit 99.2

2022

Quarter Ended
September 30, 2022

WHLR REAL ESTATE INVESTMENT TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

FOOD LION
LOOMIS
WHLR
REAL ESTATE INVESTMENT TRUST

Litchfield Market Village
Pawleys Island, SC

ShopRite
cdr
CEDAR REALTY TRUST

South Philadelphia
Philadelphia, PA

Food Depot
WHLR
REAL ESTATE INVESTMENT TRUST

Lagrange Marketplace
Lagrange, GA

ACME
Sav-on
cdr
CEDAR REALTY TRUST

Washington Center Shoppes
Sewell, NJ

Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: the ongoing adverse effect and the ultimate duration of the COVID-19 pandemic, and federal, state, and/or local regulatory guidelines and private business actions to control it, on the financial condition, operating results and cash flows of Wheeler Real Estate Investment Trust, Inc. (the "Company" or "WHLR"), the Company’s tenants and their customers, the use of and demand for retail space, the real estate market in which the Company operates, the U.S. economy, the global economy and the financial markets; the level of rental revenue we achieve from our assets and our ability to collect rents; the state of the U.S. economy generally, or specifically in the Southeast, Mid-Atlantic and Northeast where our properties are geographically concentrated; consumer spending and confidence trends; tenant bankruptcies; availability, terms and deployment of capital; general volatility of the capital markets and the market price of our common and preferred stock; the degree and nature of our competition; changes in governmental regulations, accounting rules, tax rates and similar matters; litigation risks; lease-up risks; increases in the Company’s financing and other costs as a result of changes in interest rates and other factors, including the discontinuation of the London Interbank Offered Rate (“LIBOR”); changes in our ability to obtain and maintain financing; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; information technology security breaches; the Company’s ability and willingness to maintain its qualification as a real estate investment trust (“REIT”) in light of economic, market, legal, tax and other considerations; the impact of e-commerce on our tenants’ business; and inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

Financial & Operating Data	2

The forward-looking statements are based on management's beliefs, assumption and expectation of future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. The Company disclaims any responsibility to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial & Operating Data	3

Company Overview
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. ("WHLR") is a fully integrated, self-managed commercial real estate investment company focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock, Series D cumulative convertible preferred stock, and 7% Subordinated Convertible Notes due 2031, trade publicly on NASDAQ under the symbols “WHLR”, “WHLRP”, "WHLRD", and "WHLRL", respectively.

Cedar Realty Trust, Inc. ("CDR" or "Cedar") is a subsidiary of WHLR. CDR's 7-1/4% Series B cumulative redeemable preferred stock ("CDR Series B Preferred") and 6-1/2% Series C cumulative redeemable preferred stock ("CDR Series C Preferred") trade publicly on the New York Stock Exchange ("NYSE") under the symbols "CDRpB" and "CDRpC", respectively and represent a noncontrolling interest to WHLR.

Accordingly, the use of the word "Company" refers to WHLR and its consolidated subsidiaries, which includes Cedar, except where the context otherwise requires.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Crystal Plum - CFO

WHLR
REAL ESTATE INVESTMENT TRUST

Board of Directors

Stefani D. Carter (Chair)
Michelle D. Bergman
E. J. Borrack
Kerry G. Campbell
Saverio M. Flemma
Megan Parisi
Joseph D. Stilwell

Stock Transfer Agent and Registrar

Computershare Trust Company, N.A.
250 Royall Street
Canton, MA 02021
www.computershare.com

cdr
CEDAR REALTY TRUST

Board of Directors

Kerry G. Campbell (Chair)
E. J. Borrack
M. Andrew Franklin
Paula Poskon
Crystal Plum

Stock Transfer Agent and Registrar

American Stock Transfer & Trust Co.
6201 15th Ave
Brooklyn, NY 11219
www.amstock.com

Investor Relations Representative

investorrelations@whlr.us
Office: (757) 627-9088

Financial & Operating Data	4

Financial and Portfolio Overview
For the Three Months Ended September 30, 2022 (consolidated amounts unless otherwise noted)

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(6,504)
Net loss per basic and diluted shares	$(0.66)
Funds from operations available to common stockholders and Operating Partnership (OP) unitholders (FFO) (in 000s) (1)	$(1,368)
FFO per common share and OP unit	$(0.14)
Adjusted FFO (AFFO) (in 000s) (1)	$1,241
AFFO per common share and OP unit	$0.12

Assets and Leverage
Investment Properties, net of $75.1 million accumulated depreciation (in 000s)	$567,573
Cash and Cash Equivalents (in 000s)	$24,057
Total Assets (in 000s)	$693,046
Total Debt (in 000s)	$483,659
Debt to Total Assets	69.79%
Debt to Gross Asset Value	62.27%

Market Capitalization
Common shares outstanding	9,793,494
OP units outstanding	144,942
Total common shares and OP units	9,938,436

Ticker	Shares Outstanding at September 30, 2022	Third Quarter stock price range	Stock price as of September 30, 2022
WHLR	9,793,494	$1.13-$3.37	$1.30
WHLRP	2,301,337	$2.21-$5.45	$2.30
WHLRD	3,152,392	$11.01-$15.55	$11.62
CDRpB	5,000,000	$7.24-$12.27	$9.26
CDRpC	1,449,609	$6.20-$11.34	$9.03

Common Stock market capitalization (as of September 30, 2022 closing stock price, in 000s)	12,732

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	5

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three and nine months ended September 30, 2022. For the three months ended September 30 2022 and 2021, WHLR's net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") stockholders was $(0.66) per share and $0.09 per share, respectively. For the nine months ended September 30 2022 and 2021, WHLR's net loss attributable to WHLR's common stock, $0.01 par value per share stockholders was $(1.61) per share and $(0.59) per share, respectively.

2022 THIRD QUARTER HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
CEDAR ACQUISITION
•In August, the Company completed a strategic acquisition of Cedar (the "Cedar Acquisition") further expanding WHLR's grocery-anchored portfolio into the Northeast.
•The addition of 19 properties increases the total operating portfolio to 76 shopping centers and approximately 8.2 million square feet of gross leasable area, increasing the annualized base rent $23.9 million.
LEASING
•The Company's real estate portfolio, excluding Cedar was 96.1% leased, a 390 basis point increase from 92.2%.
•The Company's real estate portfolio, excluding Cedar was 94.2% occupied, a 390 basis point increase from 90.3%.
•The Company invested $6.4 million in capital expenditures into the properties.
•WHLR Quarter-To-Date Leasing Activity
•Executed 32 lease renewals totaling 284,998 square feet at a weighted-average increase of $0.46 per square foot, representing an increase of 6.20% over in-place rental rates.
•Signed 13 new leases totaling 46,514 square feet with a weighted-average rental rate of $12.50 per square foot.
•CDR Quarter-To-Date Leasing Activity
•Executed 10 lease renewals totaling 72,194 square feet at a weighted-average increase of $0.44 per square foot, representing an increase of 3.67% over in-place rental rates.
•Signed 5 new leases totaling 38,360 square feet with a weighted-average rental rate of $9.64 per square foot.
•The Cedar portfolio was 84.5% leased and 82.6% occupied at September 30, 2022.
•The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next three months and includes month-to-month leases, increased to approximately 1.26%, compared to 0.69%. At September 30, 2022, 23.91% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 19 and provides additional details on the Company's leases).
•As of September 30, 2022, the Company signed leases representing $844 thousand of annualized base rent ("ABR"), whereby rent will commence on these leases within the next twelve months.
OPERATIONS
•Total revenue increased by 20.70% or $3.2 million primarily a result of the Cedar Acquisition, partially offset by the decrease from sold properties.
•Total operating expenses increased by 35.09% or $3.7 million primarily a result of the Cedar Acquisition, partially offset by the decrease from sold properties.
FINANCIAL
•Funds from operations ("FFO") of $(1.4) million, or $(0.14) per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $2.7 million, or $0.28 per share.
•Adjusted Funds from Operations ("AFFO") of $0.12 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P., as compared to $0.18 per share.
SAME STORE
•Same store Net Operating Income ("NOI"), which excludes the impact of the Cedar portfolio, increased by 2.86% and increased by 4.09% on a cash basis. Same store results were impacted by a 3.57% increase in revenue due to increased occupancy, offset by an increase in same store property expenses of 5.05% primarily driven by increases in repairs and maintenance and insurance.
CAPITAL MARKETS
•On July 6, 2022, the Company entered into a loan agreement (the “JANAF Loan Agreement”) with CITI Real Estate Funding Inc. for $60.0 million at a fixed interest rate of 5.31% with interest-only payments through

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	6

maturity, July 6, 2032. The JANAF Loan Agreement proceeds were used to refinance three loans including $1.2 million in defeasance, increases the weighted average term by 8.6 years and increasing annual cash flow by $1.6 million.
•On August 22, 2022, Cedar entered into a loan agreement (the “KeyBank-Cedar Agreement”) with KeyBank National Association for $130.0 million with interest-only payments due monthly through maturity, August 22, 2023. The interest rate on this term loan consists of the Secured Overnight Financing Rate plus 0.10% plus an applicable margin of 2.5%. Commencing in February 2023, the applicable margin increases to 4.0%.
•Recognized a non-operating loss of $656 thousand due to the change in fair market value of the derivative liabilities. The largest impact on the derivative liabilities' valuation is a result of the change in fair market value of the Company's securities associated with each derivative.
•At September 30, 2022, assets held for sale included Harbor Pointe Associates, LLC, which holds an approximate 5-acre land parcel ("Harbor Pointe Land Parcel").
•Interest expense was $6.9 million and $5.6 million for the three months ended September 30, 2022 and 2021, respectively, representing an increase of 23.27%, see page 15 for further details.

2022 YEAR-TO-DATE HIGHLIGHTS
(All comparisons to the same prior year period unless otherwise noted)
LEASING
•WHLR Year-To-Date Leasing Activity (excludes Cedar portfolio)
•Executed 99 lease renewals totaling 587,346 square feet at a weighted-average increase of $0.63 per square foot, representing an increase of 7.10% over in-place rental rates.
•Signed 51 new leases totaling 144,704 square feet with a weighted-average rental rate of $12.89 per square foot.
OPERATIONS
•Total revenue increased by 8.68% or $4.0 million primarily as a result of the Cedar Acquisition, partially offset by the decrease from sold properties.
•Total operating expenses increased by 7.03% or $2.3 million primarily as a result of the Cedar Acquisition, partially offset by the decrease from sold properties.
FINANCIAL
•Funds from operations ("FFO") of $(2.2) million, or $(0.22) per share of the Company's Common Stock and common unit ("Common Unit") in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $877 thousand, or $0.09 per share.
•Adjusted Funds from Operations ("AFFO") of $0.72 per share of the Company's Common Stock and Common Unit in our operating partnership, Wheeler REIT, L.P. as compared to $0.51 per share.
SAME STORE
•Same store NOI, which excludes the impact of the Cedar portfolio, increased by 2.34% and increased by 3.46% on a cash basis. Same store results were impacted by a 3.61% increase in revenue primarily due to increased occupancy, partially offset by an increase in same store property expenses of 6.34% primarily driven by increases in grounds and landscaping, insurance and repairs and maintenance.
CAPITAL MARKETS
•On June 17, 2022, the Company entered into a term loan agreement (the “Guggenheim Loan Agreement”) with Guggenheim Real Estate, LLC., for $75.0 million at a fixed rate of 4.25% with interest-only payments due monthly. Commencing on August 10, 2027, until the maturity date of July 10, 2032, monthly principal and interest payments will be made based on a 30-year amortization schedule calculated based on the principal amount as of that time. The Guggenheim Loan Agreement is collateralized by twenty-two properties and loan proceeds were used to refinance eleven loans including $1.5 million in defeasance, increasing the weighted average term by 8.5 years and reducing the weighted average interest rate by 110 basis points.
•Recognized a non-operating loss of $2.5 million due to the change in fair market value of the derivative liabilities. The largest impact on the derivative liabilities' valuation is a result of the change in fair market value of the Company's securities associated with each derivative.
•Interest expense was $19.1 million and $19.8 million for the nine months ended September 30, 2022 and 2021, respectively, representing a decrease of 3.70%, see page 15 for further details.
•Recognized $760 thousand in impairment expense on Harbor Pointe Land Parcel.
•Loans payable increased $137.4 million compared to December 31, 2021 and were impacted by:
•$130.0 million increase from the KeyBank-Cedar Agreement;
•$75.0 million increase from the Guggenheim Loan Agreement;
•$60.0 million increase from the JANAF Loan Agreement; partially offset by
•$64.2 million paydown on eleven loans associated with the Guggenheim Loan Agreement;

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	7

•$56.4 million paydown on three loans associated with the JANAF Loan Agreement;
•$3.1 million paydown with the sale of Walnut Plaza and final principal payment; and
•$3.8 million monthly principal payments.
DISPOSITIONS
•On January 11, 2022, the Company sold Walnut Hill Plaza for $1.9 million, generating a loss of $15 thousand and net proceeds of $1.8 million, which were used to pay down the loan collateralized by the property.
OTHER
•The Company recognized non-operating expenses of $691 thousand due to legal settlement costs.

BALANCE SHEET
•Cash and cash equivalents totaled $24.1 million, compared to $22.9 million at December 31, 2021.
•Restricted cash totaled $30.2 million, compared to $17.5 million at December 31, 2021. The funds at September 30, 2022 are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes and insurance expenses.
•Debt totaled $483.7 million, compared to $346.3 million at December 31, 2021, primarily a result of the KeyBank-Cedar Agreement.
•WHLR's weighted-average interest rate on property level debt, excluding Cedar, was 4.57% with a term of 6.4 years, compared to 4.68% with a term of 3.50 years at December 31, 2021. The weighted-average interest rate on all debt was 4.82% with a term of 5.10 years, compared to 4.90% with a term of 4.13 years at December 31, 2021.
•Net investment properties totaled $567.6 million compared to $386.7 million as of December 31, 2021.

DIVIDENDS
•Total cumulative dividends in arrears for WHLR's Series D Preferred were $10.31 per share as of September 30, 2022, with $0.67 and $2.01 per share attributable to the three and nine months ended September 30, 2022, respectively.
•On October 17, 2022, the Cedar declared dividends of $0.453125 and $0.406250 per share with respect to the CDR Series B Preferred and CDR Series C Preferred, respectively. The distributions are payable on November 21, 2022 to shareholders of record on November 10, 2022.

SUBSEQUENT EVENTS
•On October 28, 2022, the Company entered into a loan agreement (the “Guggenheim-Cedar Loan Agreement”) with Guggenheim Real Estate, LLC., for $110.00 million at a fixed rate of 5.25% with interest-only payments due monthly through November 2027. Commencing on December 10, 2027, until the maturity date of November 10, 2032, monthly principal and interest payments will be made based on a 30-year amortization schedule calculated based on the principal amount as of that time. The Guggenheim-Cedar Loan Agreement proceeds were used to refinance a portion of Cedar’s 19 property portfolio, which as of September 30, 2022, collateralized the KeyBank-Cedar Agreement.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K. These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	8

Consolidated Balance Sheets
$ in 000s, except par value and share data

	September 30, 2022	December 31, 2021
	(unaudited)
ASSETS:
Investment properties, net	$567,573	$386,730
Cash and cash equivalents	24,057	22,898
Restricted cash	30,245	17,521
Rents and other tenant receivables, net	11,517	9,233
Assets held for sale	419	2,047
Above market lease intangibles, net	3,432	2,424
Operating lease right-of-use assets	15,129	12,455
Deferred costs and other assets, net	40,674	11,973
Total Assets	$693,046	$465,281
LIABILITIES:
Loans payable, net	$467,230	$333,283
Liabilities associated with assets held for sale	—	3,381
Below market lease intangibles, net	26,340	3,397
Derivative liabilities	7,309	4,776
Operating lease liabilities	16,446	13,040
Accounts payable, accrued expenses and other liabilities	21,286	11,054
Total Liabilities	538,611	368,931
Series D Cumulative Convertible Preferred Stock (no par value, 6,000,000 shares authorized, 3,152,392 shares issued and outstanding; $111.33 million and $104.97 million aggregate liquidation value, respectively)	99,276	92,548

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 2,301,337 and 1,872,448 shares issued and outstanding, respectively; $57.53 million and $46.81 million aggregate liquidation preference, respectively)	43,263	41,189
Common Stock ($0.01 par value, 200,000,000 shares authorized 9,793,494 and 9,720,532 shares issued and outstanding, respectively)	98	97
Additional paid-in capital	234,956	234,229
Accumulated deficit	(288,546)	(274,107)
Total Stockholders’ (Deficit) Equity	(9,776)	1,861
Noncontrolling interests	64,935	1,941
Total Equity	55,159	3,802
Total Liabilities and Equity	$693,046	$465,281

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	9

Consolidated Statements of Operations
$ in 000s, except share and per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
REVENUE:
Rental revenues	$18,486	$15,000	$49,142	$44,946
Other revenues	232	508	552	780
Total Revenue	18,718	15,508	49,694	45,726
OPERATING EXPENSES:
Property operations	6,655	5,029	16,637	14,573
Depreciation and amortization	4,981	3,678	12,222	11,033
Impairment of assets held for sale	—	—	760	2,200
Corporate general & administrative	2,498	1,756	5,434	4,945
Total Operating Expenses	14,134	10,463	35,053	32,751
(Loss) gain on disposal of properties	—	1,967	(15)	2,143
Operating Income	4,584	7,012	14,626	15,118
Interest income	15	9	42	9
Interest expense	(6,949)	(5,637)	(19,079)	(19,813)
Net changes in fair value of derivative liabilities	(656)	1,884	(2,533)	303
Other income	—	—	—	552
Other expense	—	(185)	(691)	(185)
Net (Loss) Income Before Income Taxes	(3,006)	3,083	(7,635)	(4,016)
Income tax expense	—	—	—	(2)
Net (Loss) Income	(3,006)	3,083	(7,635)	(4,018)
Less: Net income attributable to noncontrolling interests	1,234	57	1,237	72
Net (Loss) Income Attributable to Wheeler REIT	(4,240)	3,026	(8,872)	(4,090)
Preferred Stock dividends - undeclared	(2,264)	(2,198)	(6,792)	(6,649)
Deemed contribution related to preferred stock redemption	—	—	—	5,040
Net (Loss) Income Attributable to Wheeler REIT Common Stockholders	$(6,504)	$828	$(15,664)	$(5,699)

(Loss) Income per share:
Basic and Diluted	$(0.66)	$0.09	$(1.61)	$(0.59)
Weighted-average number of shares:
Basic and Diluted	9,792,815	9,713,125	9,749,651	9,708,588

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	10

Reconciliation of Non-GAAP Measures
FFO and AFFO (1)
$ in 000s, except share, unit and per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net (Loss) Income	$(3,006)	$3,083	$(7,635)	$(4,018)
Depreciation and amortization of real estate assets	4,981	3,678	12,222	11,033
Impairment of assets held for sale	—	—	760	2,200
Loss (gain) on disposal of properties	—	(1,967)	15	(2,143)
FFO	1,975	4,794	5,362	7,072
Preferred stock dividends - undeclared (3)	(2,264)	(2,198)	(6,792)	(6,649)
Dividends on noncontrolling interests preferred stock	(1,225)	—	(1,225)	—
Preferred stock accretion adjustments	146	145	438	454
FFO available to common stockholders and common unitholders	(1,368)	2,741	(2,217)	877
Capital related costs	1	59	(21)	343
Other non-recurring and non-cash expenses (2)	1,240	209	3,409	365
Net changes in fair value of derivative liabilities	656	(1,884)	2,533	(303)
Straight-line rental revenue, net straight-line expense	(228)	(281)	(445)	(871)
Loan cost amortization	806	884	2,154	5,200
Paid-in-kind interest	—	—	2,099	—
Above (below) market lease amortization	543	23	559	28
Recurring capital expenditures and tenant improvement reserves	(409)	1	(948)	(550)
AFFO	$1,241	$1,752	$7,123	$5,089

Weighted Average Common Shares	9,792,815	9,713,125	9,749,651	9,708,588
Weighted Average Common Units	145,621	217,750	188,206	220,647
Total Common Shares and Units	9,938,436	9,930,875	9,937,857	9,929,235
FFO per Common Share and Common Units	$(0.14)	$0.28	$(0.22)	$0.09
AFFO per Common Share and Common Units	$0.12	$0.18	$0.72	$0.51

(1)    See page 23 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2022.
(3)     Restated the 2021 values as a result of the common stockholders of the Company vote to amend the Company’s Charter to remove the cumulative dividend rights of the Series A Preferred and Series B Preferred on November 3, 2021.

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	11

Reconciliation of Non-GAAP Measures (continued)
Property Net Operating Income (1)(2)
$ in 000s

	Three Months Ended September 30,
	Same Store		Non-same Store		Total
	2022	2021	2022	2021	2022	2021

Net (Loss) Income	$(1,389)	$1,178	$(1,617)	$1,905	$(3,006)	$3,083
Adjustments:
Other expense	—	185	—	—	—	185
Net changes in fair value of derivative liabilities	656	(1,884)	—	—	656	(1,884)
Interest expense	5,850	5,543	1,099	94	6,949	5,637
Interest income	(15)	(9)	—	—	(15)	(9)
Corporate general & administrative	1,899	1,751	599	5	2,498	1,756
Impairment of assets held for sale	—	—	—	—	—	—
Depreciation and amortization	3,679	3,623	1,302	55	4,981	3,678
Other non-property revenue	(2)	(6)	—	—	(2)	(6)
Property Net Operating Income	$10,678	$10,381	$1,383	$92	$12,061	$10,473

Property revenues	$15,875	$15,328	$2,841	$174	$18,716	$15,502
Property expenses	5,197	4,947	1,458	82	6,655	5,029
Property Net Operating Income	$10,678	$10,381	$1,383	$92	$12,061	$10,473

	Nine Months Ended September 30,
	Same Store		Non-same Store		Total
	2022	2021	2022	2021	2022	2021

Net Loss	$(5,981)	$(2,736)	$(1,654)	$(1,282)	$(7,635)	$(4,018)
Adjustments:
Income tax expense	—	2	—	—	—	2
Other expense	691	185	—	—	691	185
Net changes in fair value of derivative liabilities	2,533	(303)	—	—	2,533	(303)
Interest expense	17,968	18,616	1,111	1,197	19,079	19,813
Interest income	(42)	(9)	—	—	(42)	(9)
Loss (gain) on disposal of properties	—	—	15	(2,143)	15	(2,143)
Corporate general & administrative	4,828	4,892	606	53	5,434	4,945
Impairment of assets held for sale	760	—	—	2,200	760	2,200
Depreciation and amortization	10,920	10,867	1,302	166	12,222	11,033
Other non-property revenue	(18)	(580)	—	—	(18)	(580)
Property Net Operating Income	$31,659	$30,934	$1,380	$191	$33,039	$31,125

Property revenues	$46,832	$45,202	$2,844	$496	$49,676	$45,698
Property expenses	15,173	14,268	1,464	305	16,637	14,573
Property Net Operating Income	$31,659	$30,934	$1,380	$191	$33,039	$31,125
(1)    See page 24 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)     The company excluded the CDR portfolio from the calculation of same-property NOI since it was not owned for the full period.

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	12

Reconciliation of Non-GAAP Measures (continued)
EBITDA (4)
$ in 000s

		Three Months Ended September 30,		Nine Months Ended September 30,
		2022	2021	2022	2021
Net (Loss) Income		$(3,006)	$3,083	$(7,635)	$(4,018)
Add back:	Depreciation and amortization (1)	5,524	3,701	12,781	11,061
	Interest expense (2)	6,949	5,637	19,079	19,813
	Income tax expense	—	—	—	2
EBITDA		9,467	12,421	24,225	26,858
Adjustments for items affecting comparability:
	Capital related costs	1	59	(21)	343
	Net changes in FMV of derivative liabilities	656	(1,884)	2,533	(303)
	Other non-recurring and non-cash expenses (3)	75	199	766	(353)
	Impairment of assets held for sale	—	—	760	2,200
	Loss (gain) on disposal of properties	—	(1,967)	15	(2,143)
Adjusted EBITDA		$10,199	$8,828	$28,278	$26,602
(1)    Includes above (below) market lease amortization.
(2)    Includes loan cost amortization.
(3)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the period ended September 30, 2022.
(4)    See page 23 for the Company's definition of this non-GAAP measurement and reasons for using it.

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	13

Debt Summary
$ in 000s

Property/Description	Monthly Payment	Interest Rate	Maturity	September 30, 2022	December 31, 2021
KeyBank-Cedar Agreement(5)	Interest only	Variable	August 2023	$130,000	$—
Cypress Shopping Center	$34,360	4.70%	July 2024	5,936	6,031
Port Crossing	$34,788	4.84%	August 2024	5,677	5,778
Freeway Junction	$41,798	4.60%	September 2024	7,314	7,431
Harrodsburg Marketplace	$19,112	4.55%	September 2024	3,207	3,267
Bryan Station	$23,489	4.52%	November 2024	4,159	4,226
Crockett Square	Interest only	4.47%	December 2024	6,338	6,338
Pierpont Centre	$39,435	4.15%	February 2025	7,753	7,861
Shoppes at Myrtle Park	$33,180	4.45%	February 2025	5,651	5,757
Alex City Marketplace	Interest only	3.95%	April 2025	5,750	5,750
Butler Square	Interest only	3.90%	May 2025	5,640	5,640
Brook Run Shopping Center	Interest only	4.08%	June 2025	10,950	10,950
Beaver Ruin Village I and II	Interest only	4.73%	July 2025	9,400	9,400
Sunshine Shopping Plaza	Interest only	4.57%	August 2025	5,900	5,900
Barnett Portfolio (2)	Interest only	4.30%	September 2025	8,770	8,770
Fort Howard Shopping Center	Interest only	4.57%	October 2025	7,100	7,100
Conyers Crossing	Interest only	4.67%	October 2025	5,960	5,960
Grove Park Shopping Center	Interest only	4.52%	October 2025	3,800	3,800
Parkway Plaza	Interest only	4.57%	October 2025	3,500	3,500
Winslow Plaza	$24,295	4.82%	December 2025	4,428	4,483
Tuckernuck	$32,202	5.00%	March 2026	4,950	5,052
Chesapeake Square	$23,857	4.70%	August 2026	4,129	4,192
Sangaree/Tri-County	$32,329	4.78%	December 2026	6,108	6,176
Riverbridge	Interest only	4.48%	December 2026	4,000	4,000
Franklin Village	$45,336	4.93%	January 2027	8,178	8,277
Village of Martinsville	$89,664	4.28%	July 2029	15,285	15,589
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Rivergate (3)	$100,222	4.25%	48121	18,111	18,430
Convertible Notes	Interest only	7.00%	48213	33,000	33,000
Guggenheim Loan Agreement (4)	Interest only	4.25%	July 2032	75,000	—
JANAF Loan Agreement (6)	Interest only	5.31%	July 2032	60,000	—
Walnut Hill Plaza	$26,850	5.50%	March 2023	—	3,145
Litchfield Market Village	$46,057	5.50%	November 2022	—	7,312
Twin City Commons	$17,827	4.86%	January 2023	—	2,843
New Market	$48,747	5.65%	June 2023	—	6,291
Benefit Street Note	$53,185	5.71%	June 2023	—	6,914
Deutsche Bank Note	$33,340	5.71%	July 2023	—	5,488
First National Bank	$24,656	LIBOR + 350 basis points	August 2023	—	789
Lumber River	$10,723	LIBOR + 350 basis points	September 2023	—	1,296
Tampa Festival	$50,797	5.56%	September 2023	—	7,753
Forrest Gallery	$50,973	5.40%	September 2023	—	8,060
South Carolina Food Lions Note	$68,320	5.25%	January 2024	—	11,259
Folly Road	$41,482	4.65%	March 2025	—	7,063
JANAF	$333,159	4.49%	July 2023	—	47,065
JANAF Bravo	$35,076	5.00%	May 2024	—	5,936
JANAF BJ's	$29,964	4.95%	January 2026	—	4,725
Total Principal Balance (1)				483,659	346,262
Unamortized debt issuance cost (1)				(16,429)	(9,834)
Total Loans Payable, including assets held for sale				467,230	336,428
Less loans payable on assets held for sale, net loan amortization costs				—	3,145
Total Loans Payable, net				$467,230	$333,283
(1) Includes loans payable on assets held for sale.
(2) Collateralized by Cardinal Plaza, Franklinton Square, and Nashville Commons.
(3) October 2026 the interest rate changes to variable interest rate equal to the 5 years U.S. Treasury Rate plus 2.70%, with a floor of 4.25%.
(4) Collateralized by 22 properties.
(5) Interest rate on this term loan consists of the Secured Overnight Financing Rate plus 0.10% plus an Applicable Margin of 2.5% through February 2023, which increases to 4.0%.
(6) Collateralized by JANAF properties.

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	14

Debt Summary (continued)

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining three months ended December 31, 2022	$572	0.12%
December 31, 2023	132,343	27.36%
December 31, 2024	33,690	6.97%
December 31, 2025	85,337	17.64%
December 31, 2026	19,347	4.00%
December 31, 2027	9,313	1.93%
Thereafter	203,057	41.98%
Total principal repayments and debt maturities	$483,659	100.00%

Interest Expense
$ in 000s

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended Changes		Nine Months Ended Changes
	2022	2021	2022	2021	Change	% Change	Change	% Change
Property debt interest - excluding KeyBank-Cedar Agreement	$3,715	$3,751	$10,940	$11,413	$(36)	(0.96)%	$(473)	(4.14)%
Convertible Notes interest (1)	578	286	2,677	286	292	102.10%	2,391	836.01%
Defeasance paid	1,156	—	2,614	687	1,156	100.00%	1,927	280.49%
Amortization of deferred financing costs	806	884	2,154	5,200	(78)	(8.82)%	(3,046)	(58.58)%
Interest on corporate debt	—	716	—	2,227	(716)	(100.00)%	(2,227)	(100.00)%
Property debt interest - KeyBank-Cedar Agreement	694	—	694	—	694	100.00%	694	100.00%
Total Interest Expense	$6,949	$5,637	$19,079	$19,813	$1,312	23.27%	$(734)	(3.70)%
(1) Includes the fair value adjustment for the paid-in-kind interest.

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	15

Property Summary

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
WHLR
Alex City Marketplace	Alexander City, AL	19	151,843	100.0%	100.0%	151,843	$1,209	$7.96
Amscot Building	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	29	74,038	94.1%	94.1%	69,648	1,245	17.87
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	461	13.21
Brook Run Shopping Center	Richmond, VA	20	147,738	87.0%	87.0%	128,495	1,255	9.77
Brook Run Properties (3)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	10	54,277	100.0%	100.0%	54,277	634	11.68
Butler Square	Mauldin, SC	15	82,400	98.5%	96.5%	79,550	842	10.58
Cardinal Plaza	Henderson, NC	9	50,000	100.0%	100.0%	50,000	503	10.06
Chesapeake Square	Onley, VA	14	108,982	99.1%	99.1%	108,016	837	7.75
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	382	8.38
Courtland Commons (3)	Courtland, VA	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	14	170,475	100.0%	100.0%	170,475	980	5.75
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	970	9.06
Cypress Shopping Center	Boiling Springs, SC	16	80,435	58.2%	39.5%	31,775	443	13.96
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	140	5.38
Devine Street	Columbia, SC	1	38,464	89.1%	89.1%	34,264	180	5.25
Edenton Commons (3)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	733	15.35
Forrest Gallery	Tullahoma, TN	27	214,451	90.0%	79.7%	171,024	1,294	7.57
Fort Howard Shopping Center	Rincon, GA	20	113,652	100.0%	100.0%	113,652	1,225	10.78
Freeway Junction	Stockbridge, GA	17	156,834	97.5%	97.5%	152,984	1,322	8.64
Franklin Village	Kittanning, PA	26	151,821	99.9%	99.9%	151,673	1,297	8.55
Franklinton Square	Franklinton, NC	15	65,366	100.0%	100.0%	65,366	595	9.11
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park Shopping Center	Orangeburg, SC	14	93,265	100.0%	100.0%	93,265	759	8.14
Harbor Point (3)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	8	60,048	91.0%	91.0%	54,648	451	8.26
JANAF (4)	Norfolk, VA	115	798,086	94.5%	94.3%	752,545	8,844	11.75
Laburnum Square	Richmond, VA	19	109,405	96.9%	96.9%	106,045	969	9.14
Ladson Crossing	Ladson, SC	16	52,607	100.0%	100.0%	52,607	542	10.31
LaGrange Marketplace	LaGrange, GA	13	76,594	93.7%	87.5%	67,000	383	5.72
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	363	8.33
Lake Murray	Lexington, SC	5	39,218	100.0%	100.0%	39,218	257	6.56
Litchfield Market Village	Pawleys Island, SC	24	86,740	94.8%	94.8%	82,202	1,023	12.45
Lumber River Village	Lumberton, NC	11	66,781	100.0%	100.0%	66,781	453	6.79
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	330	12.31
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	646	11.51
New Market Crossing	Mt. Airy, NC	12	117,076	100.0%	100.0%	117,076	1,032	8.82
Parkway Plaza	Brunswick, GA	4	52,365	81.7%	81.7%	42,785	354	8.29
Pierpont Centre	Morgantown, WV	15	111,162	98.4%	98.4%	109,437	1,055	9.64
Port Crossing	Harrisonburg, VA	8	65,365	100.0%	100.0%	65,365	863	13.21
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	11	91,188	100.0%	100.0%	91,188	769	8.43
Rivergate Shopping Center	Macon, GA	24	193,960	87.0%	87.0%	168,816	2,460	14.57
Sangaree Plaza	Summerville, SC	10	66,948	100.0%	100.0%	66,948	714	10.67
Shoppes at Myrtle Park	Bluffton, SC	13	56,601	97.3%	97.3%	55,084	655	11.89
South Lake	Lexington, SC	10	44,318	97.3%	97.3%	43,118	242	5.60
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	376	6.39
South Square	Lancaster, SC	6	44,350	80.9%	80.9%	35,900	302	8.42
St. George Plaza	St. George, SC	8	59,174	100.0%	100.0%	59,174	401	6.78
Sunshine Plaza	Lehigh Acres, FL	23	111,189	100.0%	100.0%	111,189	1,085	9.76
Surrey Plaza	Hawkinsville, GA	4	42,680	100.0%	100.0%	42,680	258	6.05

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	16

Property Summary (continued)

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Tampa Festival	Tampa, FL	18	137,987	96.5%	63.5%	87,566	$873	$9.97
Tri-County Plaza	Royston, GA	7	67,577	90.2%	90.2%	60,977	431	7.07
Tuckernuck	Richmond, VA	18	93,440	100.0%	100.0%	93,440	967	10.35
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	488	10.23
Village of Martinsville	Martinsville, VA	20	288,254	100.0%	95.8%	276,242	2,181	7.89
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	501	10.07
Westland Square	West Columbia, SC	11	62,735	100.0%	100.0%	62,735	534	8.51
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	652	16.02
	WHLR TOTAL	785	5,388,784	96.1%	94.2%	5,074,068	$49,250	$9.71
CDR
Brickyard Plaza	Berlin, CT	10	227,598	100.0%	99.2%	225,821	2,024	8.96
Carll's Corner	Bridgeton, NJ	5	129,582	27.5%	21.1%	27,324	399	14.60
Coliseum Marketplace	Hampton, VA	9	106,648	45.9%	45.9%	48,986	609	12.44
Fairview Commons	New Cumberland, PA	10	52,964	77.5%	77.5%	41,064	421	10.25
Fieldstone Marketplace	New Bedford, MA	9	150,123	84.3%	84.3%	126,516	1,526	12.06
Gold Star Plaza	Shenandoah, PA	6	71,720	100.0%	100.0%	71,720	653	9.10
Golden Triangle	Lancaster, PA	20	202,790	99.3%	99.3%	201,290	2,574	12.79
Hamburg Square	Hamburg, PA	7	102,058	100.0%	100.0%	102,058	695	6.81
Kings Plaza	New Bedford, MA	16	168,243	82.2%	82.2%	138,239	1,227	8.87
Oakland Commons	Bristol, CT	2	90,100	100.0%	100.0%	90,100	574	6.37
Oregon Avenue	Philadelphia, PA	1	20,380	100.0%	5.8%	1,180	40	33.54
Patuxent Crossing	California, MD	30	264,134	83.8%	83.8%	221,406	2,491	11.25
Pine Grove Plaza	Brown Mills, NJ	15	79,306	84.6%	53.1%	42,143	606	14.39
South Philadelphia	Philadelphia, PA	7	197,303	61.1%	61.1%	120,453	1,066	8.85
Southington Center	Southington, CT	10	155,842	98.5%	98.5%	153,507	1,168	7.61
Timpany Plaza	Gardner, MA	15	182,799	66.1%	66.1%	120,875	1,211	10.02
Trexler Mall	Trexlertown, PA	23	336,687	98.2%	98.2%	330,634	3,669	11.10
Washington Center Shoppes	Sewell, NJ	26	157,300	92.0%	92.0%	144,656	1,737	12.01
Webster Commons	Webster, MA	9	98,984	100.0%	100.0%	98,984	1,241	12.54
	CDR TOTAL	230	2,794,561	84.5%	82.6%	2,306,956	$23,931	$10.37

	COMBINED TOTAL	1,015	8,183,345	92.1%	90.2%	7,381,024	$73,181	$9.91

(1)    Reflects leases executed through September 30, 2022 that commence subsequent to the end of the current reporting period.
(2)    Annualized based rent per occupied square foot, assumes base rent as of the end of the current reporting period, excludes the impact of tenant concessions and rent abatements.
(3)    This information is not available because the property is undeveloped.
(4)    Square footage is net of the Company's on-premise management office and net of building square footage whereby the Company only leases the land.

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	17

MASSACHUSETTS
CONNECTICUT
PENNSYLVANIA
NEW JERSEY
MARY LAND
WEST VIRGINIA
VIRGINIA
KENTUCKY
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
ALABAMA
FLORIDA

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	18

Top Ten Tenants by Annualized Base Rent (Combined)
Total Tenants : 1,015

Tenants	Category	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Base Rent Per Occupied Square Foot
Food Lion	Grocery	$4,435	6.06%	549,000	6.71%	$8.08
Kroger Co (1)	Grocery	2,097	2.87%	239,000	2.92%	8.77
Dollar Tree (2)	Discount Retailer	2,032	2.78%	244,000	2.98%	8.33
TJX Companies (4)	Discount Retailer	1,587	2.17%	194,000	2.37%	8.18
Piggly Wiggly	Grocery	1,495	2.04%	203,000	2.48%	7.36
Planet Fitness	Gym	1,422	1.94%	139,000	1.70%	10.23
Lowes Foods (3)	Grocery	1,181	1.61%	130,000	1.59%	9.08
Big Lots	Discount Retailer	1,078	1.47%	171,000	2.09%	6.30
Kohl's	Discount Retailer	1,031	1.41%	147,000	1.80%	7.01
Shaw's	Grocery	925	1.26%	68,000	0.83%	13.60
		$17,283	23.61%	2,084,000	25.47%	$8.29
(1) Kroger 4 / Harris Teeter 1 / 3 fuel stations
(2) Dollar Tree 17 / Family Dollar 7
(3) Lowes Foods 1 / KJ's Market 2
(4) Marshall's 4 / HomeGoods 2 / TJ Maxx 1

Lease Expiration Schedule (Combined)

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	802,321	9.80%	—%	$—	—%	—
MTM	15	57,662	0.70%	0.78%	665	0.91%	11.53
2022	19	45,738	0.56%	0.62%	752	1.03%	16.44
2023	147	765,815	9.36%	10.38%	8,326	11.38%	10.87
2024	168	962,333	11.76%	13.04%	10,093	13.79%	10.49
2025	167	1,259,716	15.39%	17.07%	12,048	16.46%	9.56
2026	139	881,551	10.77%	11.94%	9,416	12.87%	10.68
2027	141	749,376	9.16%	10.15%	8,819	12.05%	11.77
2028	59	890,717	10.88%	12.07%	6,536	8.93%	7.34
2029	46	424,555	5.19%	5.75%	4,180	5.71%	9.85
2030	29	441,258	5.39%	5.98%	3,296	4.50%	7.47
2031 & thereafter	85	902,303	11.04%	12.22%	9,050	12.37%	10.03
Total	1,015	8,183,345	100.00%	100.00%	$73,181	100.00%	$9.91

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	19

Leasing Summary
Anchor Lease Expiration Schedule (Combined) (1)

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	391,009	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	1	20,300	117	2.66%	5.76	—	—	—	—%	—
2022	—	—	—	—%	—	—	—	—	—%	—
2023	2	55,259	888	20.21%	16.07	11	380,854	3,058	11.16%	8.03
2024	2	100,000	1,050	23.90%	10.50	12	445,620	3,029	11.05%	6.80
2025	3	112,660	759	17.28%	6.74	16	669,897	4,890	17.84%	7.30
2026	1	20,152	97	2.21%	4.81	14	456,864	3,817	13.92%	8.35
2027	4	96,819	899	20.45%	9.29	5	160,531	1,402	5.11%	8.73
2028	—	—	—	—%	—	16	686,735	4,109	14.99%	5.98
2029	2	48,789	522	11.88%	10.70	5	150,947	1,014	3.70%	6.72
2030	—	—	—	—%	—	6	372,398	1,994	7.27%	5.35
2031+	2	56,047	61	1.41%	1.09	13	562,026	4,100	14.96%	7.30
Total	17	901,035	$4,393	100.00%	$8.61	98	3,885,872	$27,413	100.00%	$7.05

(1) Anchors defined as leases occupying 20,000 square feet or more.

Non-anchor Lease Expiration Schedule (Combined)

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	411,312	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	14	37,362	548	2.82%	14.67	—	—	—	—%	—
2022	13	21,019	354	1.82%	16.84	6	24,719	398	1.81%	16.10
2023	92	230,568	2,904	14.95%	12.59	42	99,134	1,476	6.72%	14.89
2024	96	211,828	2,938	15.12%	13.87	58	204,885	3,076	14.01%	15.01
2025	94	239,122	3,126	16.09%	13.07	54	238,037	3,273	14.91%	13.75
2026	72	187,482	2,555	13.15%	13.63	52	217,053	2,947	13.43%	13.58
2027	79	219,739	3,265	16.81%	14.86	53	272,287	3,254	14.82%	11.95
2028	20	64,271	922	4.75%	14.35	23	139,711	1,505	6.86%	10.77
2029	15	55,750	699	3.60%	12.54	24	169,069	1,945	8.86%	11.50
2030	13	29,646	528	2.72%	17.81	10	39,214	774	3.53%	19.74
2031+	30	98,007	1,587	8.17%	16.19	40	186,223	3,303	15.05%	17.74
Total	538	1,806,106	$19,426	100.00%	$13.93	362	1,590,332	$21,951	100.00%	$13.80

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	20

Leasing Summary (continued)
WHLR Leasing Renewals, New Leases and Expirations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Renewals(1):
Leases renewed with rate increase (sq feet)	123,623	85,429	339,831	265,231
Leases renewed with rate decrease (sq feet)	18,315	11,920	29,804	66,343
Leases renewed with no rate change (sq feet)	143,060	28,140	217,711	88,493
Total leases renewed (sq feet)	284,998	125,489	587,346	420,067

Leases renewed with rate increase (count)	23	29	67	71
Leases renewed with rate decrease (count)	3	1	8	10
Leases renewed with no rate change (count)	6	6	24	21
Total leases renewed (count)	32	36	99	102

Option exercised (count)	4	8	11	16

Weighted average on rate increases (per sq foot)	$1.27	$0.94	$1.26	$0.80
Weighted average on rate decreases (per sq foot)	$(1.36)	$(2.34)	$(1.99)	$(2.23)
Weighted average rate on all renewals (per sq foot)	$0.46	$0.42	$0.63	$0.15

Weighted average change over prior rates	6.20%	3.53%	7.10%	1.48%

New Leases(1) (2):
New leases (sq feet)	46,514	91,163	144,704	317,622
New leases (count)	13	25	51	62
Weighted average rate (per sq foot)	$12.50	$10.01	$12.89	$8.77

(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	21

Leasing Summary (continued)
CDR Leasing Renewals, New Leases and Expirations

Three Months Ended September 30,
2022
Renewals(1):
Leases renewed with rate increase (sq feet)	42,971
Leases renewed with rate decrease (sq feet)	29,223
Leases renewed with no rate change (sq feet)	—
Total leases renewed (sq feet)	72,194

Leases renewed with rate increase (count)	8
Leases renewed with rate decrease (count)	2
Leases renewed with no rate change (count)	—
Total leases renewed (count)	10

Option exercised (count)	1

Weighted average on rate increases (per sq foot)	$0.93
Weighted average on rate decreases (per sq foot)	$(0.28)
Weighted average rate on all renewals (per sq foot)	$0.44

Weighted average change over prior rates	3.67%

New Leases(1) (2):
New leases (sq feet)	38,360
New leases (count)	5
Weighted average rate (per sq foot)	$9.64

(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	22

Definitions
Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and December 2018). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures.
Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions.
Adjusted FFO (AFFO): Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, acquisition costs and capital raise costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company also presents Pro Forma AFFO which shows the impact of certain activities assuming they occurred at the beginning of the year.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization and impairment of long-lived assets and notes receivable, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	23

Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, impairment of impairment of long-lived assets, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

Financial & Operating Data | as of 9/30/2022 unless otherwise stated	24